Exhibit 23.14

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 16, 2003 in the Registration Statement (Form S-3 No. 333-98975) and related prospectus supplement of Harley-Davidson Motorcycle Trust 2003-4 dated October 16, 2003.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
October 16, 2003